As filed with the Securities and Exchange Commission on September 12, 2013

Registration No. 333-184006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Bluerock Multifamily Growth REIT, Inc.

(Exact name of registrant as specified in its charter)

712 Fifth Avenue
9th Floor
New York, New York 10019
(212) 843-1601

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Randy I. Anderson
Chief Executive Officer
Bluerock Multifamily Growth REIT, Inc.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-2583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Richard P. Cunningham, Jr., Esq.
Kaplan Voekler Cunningham & Frank, PLC
7 East 2nd Street
Richmond, Virginia 23224
(804) 525-1795

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (Registration Statement No. 333-184006) shall hereafter become effective in accordance with the provisions of 8(c) of the Securities Act of 1933.

TABLE OF CONTENTS

DEREGISTRATION OF SHARES

In accordance with the undertaking of Bluerock Multifamily Growth REIT, Inc. (the “Company”) set forth in its Registration Statement on Form S-11 (File No. 333-184006) originally declared effective on April 12, 2013, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister 55,204,091 shares of its common stock that remain unsold under the Registration Statement. Pursuant to the Registration Statement, the Company offered up to 50,000,000 in shares of common stock in its primary offering and up to 5,263,158 in shares of common stock to be sold under its distribution reinvestment plan.

The Company terminated the follow-on offering with respect to both its primary offering and its distribution reinvestment plan, effective as of September 9, 2013. As of September 9, 2013, the Company had accepted aggregate gross primary offering proceeds of approximately $330,251 and aggregate gross distribution reinvestment plan proceeds of approximately $246,018.

By filing this Post-Effective Amendment No. 2 to the Registration Statement, the Company hereby terminates the Registration Statement and deregisters 55,204,091 shares of our common stock that remain unsold under the Registration Statement.

TABLE OF CONTENTS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11, and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 12th day of September, 2013.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

By:	/s/ Randy I. Anderson Randy I. Anderson, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the following capacities on September 12, 2013.

Signature	Title	Date
/s/ Randy I. Anderson Randy I. Anderson	Chief Executive Officer (Principal Executive Officer)	September 12, 2013
/s/ James G. Babb, III* James G. Babb, III	Chief Investment Officer and Director	September 12, 2013
/s/ R. Ramin Kamfar R. Ramin Kamfar	Chairman of the Board of Directors	September 12, 2013
/s/ Brian D. Bailey* Brian D. Bailey	Director	September 12, 2013
/s/ I. Bobby Majumder* I. Bobby Majumder	Director	September 12, 2013
/s/ Romano Tio* Romano Tio	Director	September 12, 2013
*By: /s/ R. Ramin Kamfar /s/ R. Ramin Kamfar Attorney-in-fact